Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2013 Results

    MILWAUKEE, April 19, 2013 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2013 were $23.9 million, or 31 cents per diluted share, compared to net earnings of $40.2 million, or 50 cents per diluted share, a year earlier. Revenues for the first quarter were $4.8 billion, a decrease of 6% from the prior year period.

Included in the first quarter results is a restructuring charge, primarily related to office consolidations and severance costs of $34.8 million ($25.3 million after tax or 32 cents per diluted share). Net earnings in the first quarter were negatively impacted by 1 cent per diluted share, as foreign currencies were slightly weaker compared to the prior year period.

Jeffrey A. Joerres, ManpowerGroup Chairman and CEO, said, “The first quarter performance was largely attributed to slightly stronger than anticipated revenues and tax credits. Additionally, our recalibration of our cost base is advancing ahead of schedule. Those efforts, which are focused on simplifying our business, were initially rolled out in the fourth quarter of 2012 and continued into the first quarter, resulting in the restructuring charge in the quarter. Our team has done an outstanding job dealing with the high levels of uncertainty in Europe and has continued to address client and prospect needs with our unique suite of solutions.

“We anticipate second quarter earnings per share will range between 84 cents to 92 cents before restructuring charges. We do not expect changes in currency rates to have a significant impact in the quarter based on current exchange rates.”

In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 19, 2013 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.

About ManpowerGroup
ManpowerGroup™ (NYSE: MAN) is the world leader in innovative workforce solutions that ensure the talent sustainability of the world’s workforce for the good of companies, communities, countries, and individuals themselves. Specializing in solutions that help organizations achieve business agility and workforce flexibility, ManpowerGroup leverages its 65 years of world of work expertise to create the work models, design the people practices and access the talent sources its clients need for the future. From staffing, recruitment, workforce consulting, outsourcing and career management to assessment, training and development, ManpowerGroup delivers the talent to drive the innovation and productivity of organizations in a world where talentism is the dominant economic system. Every day, ManpowerGroup connects more than 630,000 people to work and builds their experience and employability through its relationships with 400,000 clients across 80 countries and territories. ManpowerGroup’s suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. ManpowerGroup was named one of the World’s Most Ethical Companies for the third consecutive year in 2013, confirming our position as the most trusted brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible at www.manpowergroup.com. Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: Twitter.com/manpowergroupjj

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2012, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,768.9	$5,096.4	-6.4%	-5.8%
Cost of services	3,978.8	4,249.0	-6.4%	-5.7%
Gross profit	790.1	847.4	-6.8%	-6.2%
Selling and administrative expenses	735.7	753.6	-2.4%	-1.9%
Operating profit	54.4	93.8	-42.0%	-40.5%
Interest and other expenses	11.5	11.8	-2.3%
Earnings before income taxes	42.9	82.0	-47.7%	-46.0%
Provision for income taxes	19.0	41.8	-54.5%
Net earnings	$23.9	$40.2	-40.6%	-38.7%
Net earnings per share - basic	$0.31	$0.50	-38.0%
Net earnings per share - diluted	$0.31	$0.50	-38.0%	-36.0%
Weighted average shares - basic	77.1	80.2	-3.9%
Weighted average shares - diluted	78.2	80.9	-3.3%

(a) Revenues from services include fees received from our franchise offices of $5.3 million and $5.4 million for the three months ended March 31, 2013 and 2012, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $234.7 million and $253.9 million for the three months ended March 31, 2013 and 2012, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2013	2012	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$706.1	$735.8	-4.0%	-4.0%
Other Americas	386.9	402.5	-3.9%	-1.4%
	1,093.0	1,138.3	-4.0%	-3.1%
Southern Europe:
France	1,145.2	1,291.8	-11.3%	-11.8%
Italy	257.9	267.5	-3.6%	-4.1%
Other Southern Europe	193.4	195.2	-0.9%	-1.9%
	1,596.5	1,754.5	-9.0%	-9.6%
Northern Europe	1,370.3	1,444.0	-5.1%	-5.6%
APME	632.5	680.0	-7.0%	-1.4%
Right Management	76.6	79.6	-3.8%	-2.5%
	$4,768.9	$5,096.4	-6.4%	-5.8%

Operating Unit Profit:
Americas:
United States	$7.4	$6.9	7.9%	7.9%
Other Americas	8.7	15.3	-43.1%	-43.6%
	16.1	22.2	-27.4%	-27.7%
Southern Europe:
France	14.3	5.5	161.9%	165.4%
Italy	11.7	14.5	-19.5%	-19.9%
Other Southern Europe	2.3	3.5	-33.8%	-35.4%
	28.3	23.5	20.7%	21.1%
Northern Europe	10.6	43.9	-75.8%	-75.6%
APME	14.8	19.6	-25.2%	-19.4%
Right Management	2.0	2.5	-18.4%	-7.5%
	71.8	111.7
Corporate expenses	(24.4)	(26.3)
Intangible asset amortization expense	(8.4)	(9.0)
Reclassification of French business tax	15.4	17.4
Operating profit	54.4	93.8	-42.0%	-40.5%
Interest and other expenses (b)	(11.5)	(11.8)
Earnings before income taxes	$42.9	$82.0

(a) In the United States, revenues from services include fees received from our franchise offices of $3.2 million for both the three months ended March 31, 2013 and 2012. These fees are primarily based on revenues generated by the franchise offices, which were $155.1 million and $164.4 million for the three months ended March 31, 2013 and 2012, respectively.

(b) The components of interest and other expenses were:
	2013	2012
Interest expense	$10.7	$10.6
Interest income	(0.9)	(1.8)
Foreign exchange loss (gain)	0.4	(0.2)
Miscellaneous expense, net	1.3	3.2
	$11.5	$11.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$583.4	$648.1
Accounts receivable, net	4,042.0	4,179.0
Prepaid expenses and other assets	180.4	172.9
Future income tax benefits	80.0	60.6
Total current assets	4,885.8	5,060.6
Other assets:
Goodwill and other intangible assets, net	1,352.8	1,371.9
Other assets	386.9	395.3
Total other assets	1,739.7	1,767.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	690.9	704.1
Less: accumulated depreciation and amortization	513.1	519.3
Net property and equipment	177.8	184.8
Total assets	$6,803.3	$7,012.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,470.0	$1,466.5
Employee compensation payable	174.2	210.7
Accrued liabilities	493.9	533.8
Accrued payroll taxes and insurance	597.3	685.7
Value added taxes payable	437.5	472.5
Short-term borrowings and current maturities of long-term debt	302.2	308.0
Total current liabilities	3,475.1	3,677.2
Other liabilities:
Long-term debt	448.9	462.1
Other long-term liabilities	378.2	372.5
Total other liabilities	827.1	834.6
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,890.1	2,873.2
Retained earnings	1,125.4	1,101.5
Accumulated other comprehensive (loss) income	(6.9)	34.4
Treasury stock, at cost	(1,508.6)	(1,509.4)
Total shareholders' equity	2,501.1	2,500.8
Total liabilities and shareholders' equity	$6,803.3	$7,012.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$23.9	$40.2
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	24.2	24.3
Deferred income taxes	2.7	(0.8)
Provision for doubtful accounts	5.9	5.0
Share-based compensation	6.5	6.9
Excess tax benefit on exercise of share-based awards	(0.3)	-
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	20.2	34.4
Other assets	(17.1)	(16.7)
Other liabilities	(128.3)	(114.0)
Cash used in operating activities	(62.3)	(20.7)
Cash Flows from Investing Activities:
Capital expenditures	(12.8)	(19.7)
Acquisitions of businesses, net of cash acquired	-	(1.5)
Proceeds from sales of property and equipment	0.6	0.1
Cash used in investing activities	(12.2)	(21.1)
Cash Flows from Financing Activities:
Net change in short-term borrowings	2.2	9.5
Proceeds from long-term debt	-	0.1
Repayments of long-term debt	(0.3)	(8.4)
Proceeds from share-based awards	10.2	3.5
Other share-based award transactions, net	1.0	(4.5)
Cash provided by financing activities	13.1	0.2
Effect of exchange rate changes on cash	(3.3)	14.6
Change in cash and cash equivalents	(64.7)	(27.0)
Cash and cash equivalents, beginning of period	648.1	580.5
Cash and cash equivalents, end of period	$583.4	$553.5